Exhibit 99.1

Netcapital Appoints Todd Violette as Chief Executive Officer

BOSTON, MA, Apr. 16, 2026 (GLOBE NEWSWIRE) — Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a publicly traded fintech company that gives companies access to capital markets infrastructure without institutional-scale fees, today announced that its Board of Directors has appointed Mr. Violette to lead the Company in order to accelerate capital formation, expand platform reach, and build long-term shareholder value.

Mr. Violette brings over 25 years of leadership experience across capital markets, fintech and digital asset-related businesses. His recent operating and executive roles have included CEO of CloudCover International, CEO of AppYea Inc., CEO of Vinergy, Chief Investment Officer of ESG Global Strategies, and Independent Director of Israeli NASDAQ-listed Therapix, reflecting a mix of public-company, private-company, and strategic advisory experience.

“Todd brings strong capital markets, fintech and strategic leadership experience to Netcapital at an important time for the Company,” said Netcapital Board member, Arnie Scott. “We believe his extensive background in emerging growth businesses will help the Company sharpen execution, support entrepreneurs and investors on the Netcapital platform, and pursue opportunities to enhance long-term shareholder value.”

“I am excited to step into the role of CEO at Netcapital,” said Todd Violette, Chief Executive Officer of Netcapital. “Netcapital has built a differentiated platform at the intersection of technology, entrepreneurship and private capital formation. I look forward to working closely with the Board, management team and stakeholders to strengthen execution and build momentum across the business.”

Mr. Violette replaces CEO Rich Wheeless, whose contract was terminated by the Board. The Company will provide additional updates as appropriate.

About Netcapital Inc.

Netcapital Inc. (Nasdaq: NCPL) is a publicly traded fintech company offering a comprehensive, turnkey platform for companies seeking to raise capital and build toward their full potential. Netcapital gives business owners the infrastructure, knowledge, and investor network to build a company; combining an SEC-registered funding portal, a FINRA-member broker-dealer, and a full-service technology and advisory group into a single integrated engagement. Where most capital markets programs are built for companies that are already large, Netcapital is built for companies that are getting there. The question the Company asks every client is simple: What does your company look like in five years if capital is not a constraint? The platform exists to make that answer real. Netcapital Funding Portal, Inc. and Netcapital Securities Inc. are registered with the U.S. Securities and Exchange Commission and are members of the Financial Industry Regulatory Authority (FINRA).

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com